Exhibit 99.1

Marizyme, Inc., Appoints New Members to its Board of Directors

FORT COLLINS, CO, December 14, 2018 (PR NEWSWIRE) — Marizyme, Inc. (“Marizyme” or the “Company”), a publicly traded (OTC:MRZM) company focusing on acquiring late-stage drug assets for use in the acute care space for development and commercialization, announced today that it is appointing Mr. James Sapirstein and Mr. Terry Brostowin to the Board of Directors. In addition, the Company has accepted the resignation of Mr. Juan Francisco Gutierrez from the Board of Directors, for health reasons, and the resignation of Mr. Marco Nicolaides as the Company’s Treasurer. The Company is very grateful to Mr. Gutierrez and Mr. Nicolaides for their service to the Company and their leadership during his term.

Mr. Sapirstein, who has been appointed Executive Chairman, is a highly-regarded pharmaceutical industry executive with more than 35 years of success in building companies and leading the commercial launch of nearly two dozen prescription drugs in the fields of CNS, infectious disease, and cancer. He has worked at major pharmaceutical companies including Bristol-Myers Squibb, Hoffmann-LaRoche and Eli Lilly, and has led commercial teams for successful biotech companies such as Gilead Sciences and Serono Laboratories. In recent years, Mr. Sapirstein has been the founding CEO of the following early-stage biotech companies - Tobira Therapeutics (NASDAQ:TBRA), Alliqua Therapeutics (NASDAQ:ALQA) and most recently, Contravir Pharmaceuticals (NASDAQ:CTRV), where he defined and executed corporate strategy, raised significant capital, advanced drug development programs, and built shareholder value.

Mr. Brostowin, who has been appointed as a Director, is an accomplished attorney admitted to the Federal Court in both the Eastern and Southern districts of New York. He has extensive expertise in contracts, and commercial litigation. Mr. Brostowin has advised the New York City Mayor’s office on judicial appointments and was a compliance specialist ensuring agencies followed court ordered activities and ensured the financial integrity of the Financial Systems Division accounting and budgetary systems. Mr. Brostowin has been affiliated with the law firm Brostowin & Associates, PC, since 2009. From 2002 to 2009, Mr. Brostowin was affiliated with the law firm Conway & Brostowin, LLC.

Mr. Handley, commented, “We are excited to have James’s leadership and deep biotechnology and public company experience on our Board. Terry’s legal and compliance background is an excellent fit for us as well and we look forward to utilizing his capabilities. Together, these appointments bring the Company closer to its goal of becoming a leader in the field of acute care therapeutics.”

About Marizyme, Inc.

Marizyme, Inc. is a development-stage company dedicated to the commercialization of therapies that address the urgent need relating to higher mortality and costs in the acute care space. Specifically, Marizyme will focus its efforts on developing treatments for disease caused by thrombus (stroke, acute myocardial infarctions, or AMIs, and deep vein thrombosis, or DVTs), infections and pain/neurological conditions. For more information about the Company, visit www.marizyme.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. The Company has made every reasonable effort to ensure the information and assumptions on which these statements are based are current, reasonable and complete. However, a variety of factors, many of which are beyond the Company’s control, affect the Company’s operations, performance, business strategy and results and there can be no assurances that the Company’s actual results will not differ materially from those indicated herein. Additional written and oral forward-looking statements may be made by the Company from time to time. Forward-looking statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, including those risks set forth in the Company’s risk factor disclosure in its Registration Statement on Form 10 filed with the Securities and Exchange Commission (SEC File No. 000-53223), uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor and Media Contact

Michael K. Handley

Chief Executive Officer

Phone: +1.970.295.4372

Email: info@marizyme.com

Marizyme, Inc.